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                                                                    EXHIBIT 32.1

                               APACHE CORPORATION

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER

         I, G. Steven Farris, certify that the Annual Report of Apache Corporation on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ G. Steven Farris
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By:    G. Steven Farris
Title: President, Chief Executive Officer
       and Chief Operating Officer

         I, Roger B. Plank, certify that the Annual Report of Apache Corporation on Form 10-K for the year ending December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ Roger B. Plank
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By:    Roger B. Plank
Title: Executive Vice President
       and Chief Financial Officer